UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX” or the “Company”) approved and adopted a long-term incentive program that seeks to motivate and reward certain employees. It is comprised of two separate components — Performance Units and Restricted Stock Units (“RSUs”).

The Performance Units were awarded under the CSX 2015-2017 Long Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Payouts of the Performance Units will be based on the achievement of goals related to operating ratio and return on assets (“ROA”), with each measure excluding nonrecurring items as disclosed in the Company’s financial statements. The 2015-2017 cycle will measure cumulative operating ratio and average ROA from the beginning of 2015 through the end of 2017. Operating ratio and ROA will each comprise 50% of the total payout opportunity for participants and each will be measured independently of the other.

Operating ratio is defined as operating expense divided by operating revenue. ROA will be calculated using tax-adjusted operating income divided by net property, which is defined as gross property less accumulated depreciation.

The Performance Units were awarded on February 11, 2015, and included the following specific target grants for the named executive officers: Michael J. Ward, Chairman of the Board and Chief Executive Officer — 147,430; Oscar Munoz, President and Chief Operating Officer — 84,246; Clarence W. Gooden, Executive Vice President and Chief Commercial Officer — 42,123; Fredrik J. Eliasson, Executive Vice President and Chief Financial Officer — 42,123; and Ellen M. Fitzsimmons, Executive Vice President – Law and Public Affairs, General Counsel and Corporate Secretary — 31,592. Potential payouts range from zero to 200% of the target awards depending on Company performance against predetermined goals. Performance Units will be paid out, if at all, in the form of shares of CSX common stock in early 2018. Payouts for certain executive officers are subject to downward adjustment by up to 30% based upon total shareholder return relative to specified comparator groups.

The RSUs were also granted on February 11, 2015, and included the following specific grants to the named executive officers: Mr. Ward — 49,143; Mr. Munoz — 28,082; Mr. Gooden — 14,041; Mr. Eliasson — 14,041; and Ms. Fitzsimmons — 10,531. The RSUs vest in February 2018, and will be settled by delivery of a number of shares of CSX common stock equal to the number of RSUs granted, assuming completion of a three-year vesting period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as a part of this Report.

Exhibit No.	Description

10.1	CSX 2015-2017 Long-Term Incentive Plan.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore
Vice President and Controller

Date: February 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	CSX 2015-2017 Long-Term Incentive Plan.